UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): September 14, 2004

OSHKOSH TRUCK CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant's telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On September 14, 2004, the Human Resources Committee (the “Committee”) of the Board of Directors of Oshkosh Truck Corporation (the “Company”) approved a form of restricted stock award agreement under the Company’s 2004 Incentive Stock and Awards Plan (the “Plan”) and also approved awards of restricted stock to certain executive officers of the Company under the Plan for which such form of restricted stock award agreement will serve as the award agreement. Additionally, the Committee approved awards of stock options to executive officers of the Company under the Plan for which the form of stock option award agreement that the Committee previously approved will serve as the award agreement. The form of restricted stock award agreement and the form of stock option award agreement referred to above are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Form of Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan Restricted Stock Award Agreement.

(10.2)	Form of Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan Stock Option Award Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed April 28, 2004 (Reg. No. 333-114939)).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION
Date: September 20, 2004	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary

OSHKOSH TRUCK CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated September 14, 2004

Exhibit
Number

(10.1)	Form of Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan Restricted Stock Award Agreement.

(10.2)	Form of Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan Stock Option Award Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed April 28, 2004 (Reg. No. 333-114939)).